Exhibit 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm as expert in accounting and auditing in this Registration Statement (Form SB-2) of NeWave, Inc. to be filed with the Securities and Exchange Commission.

/s/ Rose Snyder & Jacobs
------------------------
Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California
October 7, 2004